UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nephros, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079

ADDITIONAL MATERIALS RELATING TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, May 22, 2019

On April 10, 2019, Nephros, Inc. (the “Company”) filed its proxy statement (the “Proxy Statement”) relating to its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) with the Securities and Exchange Commission (the “SEC”), and made the Proxy Statement available on the Internet on that same day. Subsequent to that date, the Board of Directors of the Company (the “Board”) appointed, effective as of April 29, 2019, Thomas Gwydir as a Class III director of the Company with a term set to expire at the 2020 Annual Meeting of Stockholders.

These additional materials have been prepared to provide stockholders with information regarding the Company’s new Class III director that would have been included in the Proxy Statement had Mr. Gwydir been elected prior to the filing of the Proxy Statement. You are not being asked to vote for or ratify the election of Mr. Gwydir at the upcoming Annual Meeting, as our Class II directors are not being elected by Company stockholders at this meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. These additional materials do not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Business Experience of Mr. Gwydir

Mr. Gwydir, age 54, is currently the Chief Information Officer of the London Stock Exchange Group, a position he has held since October 2017. Previously, he was the Chief Information Officer and Chief Technology Officer of MSCI, Inc., a New York Stock Exchange listed company, from February 2015 through October 2017, and the Managing Director, Head of Engineering – Platform Services at UBS, a New York Stock Exchange listed company, from February 2013 through January 2015. He also held various positions at Asurion from May 2005 through November 2012. Mr. Gwydir holds a Bachelor of Science in Industrial Engineering from Columbia University. Among other experience, qualifications, attributes and skills, Mr. Gwydir’s extensive operations and technology background led our Board to conclude that he should serve as a director of our company in light of our business and structure.

Compensation and Other Arrangements with Mr. Gwydir

The Company will provide Mr. Gwydir with the standard compensation and indemnification approved for non-employee directors, which consists of a $20,000 annual retainer and $1,500 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on the Board. Additionally, Mr. Gwydir received a grant of an option to purchase 86,641 shares, which is equal to the product of 0.0011 multiplied by the total number of outstanding shares of common stock of the Company on a fully-diluted basis. The exercise price per share is equal to $0.59, the fair market value price per share of Company common stock on April 29, 2019 and these options will vest in three equal installments on each of the date of grant and the first and second anniversaries thereof. Mr. Gwydir was not appointed to the Board pursuant to any arrangement or understanding between him and any other person. Mr. Gwydir has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during the current or preceding fiscal year.

Stock Ownership of Mr. Gwydir

As of April 29, 2019, Mr. Gwydir does not own any shares of common stock of the Company.